As filed with the Securities and Exchange Commission on January 27, 2005

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Zonagen, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	72-0233274 (I.R.S. Employer Identification No.)

2408 Timberloch Dr., Suite B-1
The Woodlands, Texas 77380
(281) 719-3400

(Address of principal executive offices) (zip code)

2004 STOCK OPTION PLAN

(Full title of the plans)

Joseph S. Podolski	Copies to:
President and Chief Executive Officer	Jeffrey R. Harder, Esq
2408 Timberloch Dr., Suite B-1	Winstead Sechrest & Minick P.C.
The Woodlands, Texas 77380	600 Town Center One
(281) 719-3400	1450 Lake Robbins Drive
(Name, address and telephone number,	The Woodlands, Texas 77380
including area code, of agent for service)	(281) 681-5900

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Plan	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share(2)	Price(2)	Registration Fee
2004 Stock Option Plan	750,000	$4.14	$2,460,000(4)	$290
Rights to Purchase Series One Junior Participating Preferred Stock	(3)	(3)	(3)	(3)

(1)	Pursuant to Rule 416 of the Securities Act, this number includes an indeterminate number of additional shares that may be issued under the above-referenced plan as a result of anti-dilution provisions, stock splits, stock dividends or similar transactions.

(2)	Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating amount of registration fee.

(3)	Each share of common stock includes a right to purchase one one-hundredth of a share of the registrant’s Series One Junior Participating Preferred Stock, par value $0.001 per share. The rights to purchase shares of the registrant’s Series One Junior Participating Preferred Stock are attached to and trade with the shares of the registrant’s common stock being registered hereby. Value attributed to such rights, if any, is reflected in the market price of the registrant’s common stock.

(4)	The proposed maximum aggregate offering price and registration fee are based upon the sum of the products obtained by adding (i) the product of 451,464 shares (the number of shares of common stock registered hereby as to which options have been granted but not exercised under the 2004 Stock Option Plan) multiplied by $2.72 (the exercise price of such options) and (ii) the product of 298,536 shares (the number of shares of common stock registered hereby as to which options may be granted under the 2004 Stock Option Plan) multiplied by $4.14 (the average of the high and low prices of the Common Stock as reported on the Nasdaq SmallCap Market on January 25, 2005, which is within 5 days of the filing of this registration statement).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 pursuant to the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     Zonagen, Inc. (the “Registrant”) incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

(b)	Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2004;

(c)	Current Reports on Form 8-K filed on October 22 and November 12, 2004; and

(d)	The description of the Company’s common stock, par value $0.001 per share (the “Common Stock”), contained in the Company’s Registration Statement on Form 8-A filed with the Commission on February 2, 1993, as amended by Amendment No. 1 thereto filed with the Commission on February 12, 1993 and Amendment No. 2 thereto filed with the Commission on March 25, 1993.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (“DGCL”), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

     The Company’s Restated Certificate of Incorporation and Restated Bylaws require the Company to indemnify the Company’s directors to the fullest extent permitted under Delaware law or any other applicable law in effect, but if such statute or law is amended, the Company may change the standard of indemnification only to the extent that such amended statute or law permits the Company to provide broader indemnification rights to the Company’s directors. The Company must indemnify such officers and employees in the same manner and to the same extent that the Company is required to indemnify its directors under its Restated Certificate of Incorporation and Restated Bylaws. The Company’s Restated Certificate of Incorporation limits the personal liability of a director to the Company or its stockholders to damages for breach of the director’s fiduciary duty.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
*3.1(a)	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form SB-2 (No. 33-57728-FW)).
*3.1(b)
Certificate of Designation of Series One Junior Participating Preferred Stock dated September 2, 1999 (incorporated by reference to Exhibit A to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A as filed with the Commission on September 3, 1999).

*3.2	Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form SB-2 (No. 33-57728-FW).
*4.1	Zonagen, Inc. 2004 Stock Option Plan (incorporated by reference to Exhibit 10.17 to the Company's Registration Statement on Form S-1, as amended (No. 333-119861)).
**5.1	Opinion of Winstead Sechrest & Minick P.C.
**23.1	Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1).
**23.2	Consent of PricewaterhouseCoopers LLP.
**24.1	Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

*	Incorporated by reference.

**	Filed herewith.

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, State of Texas on January 27, 2005.

ZONAGEN, INC.
By:	/s/ Joseph S. Podolski
Joseph S. Podolski
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the Registrant hereby constitutes and appoints Joseph S. Podolski and Louis Ploth, Jr., and each of them, his true and lawful attorneys-in-fact to sign on his behalf, as a director or officer, as the case may be, of the Registrant, this Registration Statement for the purpose of registering under the Securities Act of 1933, as amended, shares of the Registrant’s common stock, par value, $.001 per share, issuable pursuant to awards granted under the Company’s 2004 Stock Option Plan, for him or her and in his or her name, place and stead, any or all amendments and any or all post-effective amendments to the Registration Statement whether on Form S-8 or otherwise, and all other documents in connection therewith, to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on January 27, 2005.

SIGNATURE	TITLE	DATE

/s/ JOSEPH S. PODOLSKI Joseph S. Podolski	President, Chief Executive Officer and Director (Principal Executive Officer)	January 27, 2005

/s/ LOUIS PLOTH, JR. Louis Ploth, Jr.	Vice President, Business Development, Chief Financial Officer, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)	January 27, 2005

/s/ DANIEL F. CAIN Daniel F Cain	Director	January 27, 2005

/s/ JEAN FOURCROY, MD, PHD, MPH Jean Fourcroy, MD, PhD, MPH	Director	January 27, 2005

/s/ ZSOLT LAVOTHA Zsolt Lavotha	Director	January 27, 2005

/s/ NOLA MASTERSON Nola Masterson	Director	January 27, 2005

/s/ DAVID POORVIN, PHD David Poorvin, PhD	Director	January 27, 2005

EXHIBIT INDEX

Exhibit Number	Description
*3.1(a)	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form SB-2 (No. 33-57728-FW)).
*3.1(b)
Certificate of Designation of Series One Junior Participating Preferred Stock dated September 2, 1999 (incorporated by reference to Exhibit A to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A as filed with the Commission on September 3, 1999).

*3.2	Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form SB-2 (No. 33-57728-FW).
*4.1	Zonagen, Inc. 2004 Stock Option Plan (incorporated by reference to Exhibit 10.17 to the Company's Registration Statement on Form S-1, as amended (No. 333-119861)).
**5.1	Opinion of Winstead Sechrest & Minick P.C.
**23.1	Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1).
**23.2	Consent of PricewaterhouseCoopers LLP.
**24.1	Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

*	Incorporated by reference.

**	Filed herewith.